UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

YATINOO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-149995	20-8066540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 103 North Andover, MA 01845
(Address of principal executive offices)

Registrant’s telephone number, including area code: (978) 222-9813

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.                      Election of Directors.

(d)           Effective April 28, 2009, the Board of Directors of Yatinoo, Inc. approved Barry Hoffman to serve as a member of the Company’s Board of Directors.  As a new member of the Board Mr. Hoffman was granted a non-qualified stock option to purchase 250,000 shares of the Corporation’s Common Stock at $4.00 per share pursuant to the terms of the Company’s 2008 Incentive Stock Option Plan.

Barry Hoffman, age 73, has been the Consulate General of Pakistan since 1976. He currently acts as Chairman of the Executive Committee of the Consular Corps in Boston, MA. He is an active member of the Pakistan Association of Greater Boston and is on the Board of the Pakistan Millennium Commission. He serves as a Life Trustee of the USS Constitution Museum and is on the Board of the Hale Reservation.  Mr. Hoffman is a retired U.S. Air Force Officer and graduated from Massachusetts College of Pharmacy.

The sole transaction between Mr. Hoffman and the Company prior to this appointment to the Board, was his purchase as of April 15, 2009, of 125,000 shares of Common Stock, at $.02 per share, or an aggregate of $2,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2009	Yatinoo, Inc.
	By:	/s/ Francis P. Magliochetti
Francis P. Magliochetti, Jr.
Interim CEO